EXHIBIT 10.1


COMMON STOCK PURCHASE AGREEMENT


THIS AGREEMENT is made this 5th day of March, 1997, between CYPROS PHARMACEUTICAL CORPORATION, NASDAQ Symbol ("CYPR")
(the "Company"), a California corporation, with its principal office at 2714 Loker Avenue West, Carlsbad, CA 92008, and the PRESIDENT AND FELLOWS OF HARVARD COLLEGE (the "Purchaser"), c/o Harvard Management Company, Inc. with its principal office at 600 Atlantic Avenue, Boston, MA 02210.

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

Section 1. Certain Definitions.  For purposes of this
Agreement:

"Closing" means the execution and delivery of the Share
Certificate, the delivery of a final prospectus for the Common
Stock (as that term is defined below) and the receipt of the wire transfer on the Closing Date.

"Closing Date" means the date agreed to by the parties for the Closing.

"Common Stock" means the Common Stock of the Company, no par value.

"Share Certificate" means the duly executed certificate representing the number of shares of Common Stock being purchased by the Purchaser hereunder.

Section 2. Authorization and Execution of Agreement.

2.1 Authorization. Subject to the terms and conditions of this Agreement, the Company has authorized (i) the execution and delivery to the Purchaser's counsel, Ropes & Gray, One International Place, Boston, Massachusetts 02110, of this Agreement and the delivery of the opinion of Cooley Godward LLP, counsel to the Company, in the form attached hereto as Exhibit A, covering the matters set forth in Sections 3.1, 3.2, 3.3, and 3.8, and (ii) the execution and delivery on the Closing Date of one or more Share Certificates representing 1,000,000 shares of Common Stock, along with a copy of the final prospectus relating to resale of the Common Stock.

2.2 Agreement to Purchase the Common Stock. On the Closing Date, subject to the terms and conditions of this Agreement, the Company will issue and sell to the Purchaser, and, in reliance upon the representations and warranties of the Company contained in this Agreement, the Purchaser will purchase from the Company 1,000,000 shares of Common Stock in exchange for $4,645,000.

2.3 Closing. The Closing shall be held as soon as possible following the date that the Securities and Exchange Commission has declared effective the registration statement required to be filed by the Company pursuant to Section 7 of this Agreement.

2.4 Payment and Delivery. The Closing shall take place at the offices of the Purchaser's counsel. At the Closing, the following shall occur:

(a) Purchaser shall remit by wire transfer $4,645,000 to the Company pursuant to wire transfer instructions to be delivered by the Company to the Purchaser at least one day prior to the Closing.

(b) The Company shall deliver the Share Certificate(s) and the final prospectus relating to the Registrable Shares (as that term is defined in Section 7 below).

2.5       Termination of Agreement.     If the closing has not
occurred within 60 days of the date hereof, then the Purchaser may terminate this Agreement immediately by a written notice to that effect to the Company. In the alternative, the Purchaser may proceed with the closing, in which case the Company will continue to use its best efforts to have the SEC declare the registration statement effective. In the event of termination, neither party shall have any further responsibility or liability to the other party.

Section 3. General Representations and Warranties of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser that the following are true and correct as of the date hereof and as of the Closing Date.

3.1 Organization; Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of California and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company.

3.2 Capitalization. The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, no par value, of which 11,857,171 shares are issued and outstanding, and 1,000,000 shares of Convertible Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has reserved sufficient shares of Common Stock for issuance under this Agreement.

3.3 Authorization. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Common Stock and the performance of the Company's obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in
Section 7.3 of this Agreement. Upon issuance and delivery of the Share Certificate, the Common Stock so issued will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances. The execution and delivery of this Agreement, and the issuance of the Share Certificate will not give rise to any preemptive right or right of first refusal or right of participation on behalf of any person.

3.4 No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Restated Articles of Incorporation, as amended, or Bylaws of the Company or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets.

3.5 Accuracy of Reports and Information. The Company's Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All reports required to be filed by the Company with the Securities and Exchange Commission ("SEC") during the period from August 1, 1996 to the date of this Agreement pursuant to
Section 13 (a) or 15 (d) of the Exchange Act, including the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1996 (the "Form 10-K"), have been duly and timely filed, were in compliance with the requirements of their respective forms, were complete and correct in all material respects as of the dates at which the information was furnished and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Copies of the Form 10-K and the Form 10-Qs required to be filed by the Company with the SEC during the period from August 1, 1996 to the date of this Agreement pursuant to Section 13(a) or 15(d) of the Exchange Act (the "SEC Reports") have been furnished to the Purchaser. The Company is an issuer eligible to use Form S-3 under the Securities Act of 1933 (the "Securities Act") for the registration of the resale of the Registrable Shares (as that term is defined below in Section 7.1 (c)).

3.6 Financial Statements and Changes. The audited financial statements of the Company contained in the Form 10-K, and the unaudited financial statements contained in the Company's Form 10-Q for the period ended October 31, 1996, including the notes relating thereto (the "Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered by such statements (except for normal year end audit adjustments in the case of the unaudited financials) and present fairly the Company's financial condition and results of operations and cash flows as of the respective dates and for the periods indicated. Since October 31, 1996, there has not been any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse, except for the acquisition of the Ethamolin product line, which has been disclosed by the Company on Form 8-K.

3.7 Absence of Undisclosed Liabilities. The Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except as set forth in the Financial Statements or as incurred in the ordinary course of business after the date of the Financial Statements.

3.8 Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the consummation of any other transaction contemplated hereby, except the filing with the SEC of a registration statement on Form S-3 for the purpose of registering the Common Stock and the filing of a Form D with the SEC.

3.9 Intellectual Property Rights. Except as disclosed in the Form 10-K, the Company has sufficient trademarks, trade names, patent rights, copyrights and licenses to conduct its business as contemplated in the Form 10-K. To the Company's knowledge, neither the Company nor its products is infringing or will infringe any trademark, trade name, patent right, copyright, license, trade secret or other similar right of others currently in existence; and there is no claim being made against the Company regarding any trademark, trade name, patent, copyright, license, trade secret or other intellectual property right which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company.

3.10 Material Contracts. Except as set forth in the Form 10K, the agreements to which the Company is a party described in the Form 10-K are valid agreements, in full force and effect, the Company is not in material breach or material default (with or without notice or lapse of time, or both) under any of such agreements, and, to the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default (with or without notice or lapse of time, or both) under any of such agreements.

3.11 Litigation. There is no action, proceeding or investigation pending, or to the Company's knowledge threatened, against the Company which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the Company. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate.

3.12 Title to Assets. Except as set forth in Form 10-K, the Company has good and marketable title to all properties and material assets described in the Form 10-K as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.

3.13 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

3.14 Required Governmental Permits. The Company is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect.

3.15 Securities Act Exemption. Assuming and relying in part on the truth and accuracy of Purchaser's representations and warranties in Section 4 of this Agreement, the offer, sale and issuance of the Common Stock is exempt from registration under the Securities Act of 1933, as amended.

Section 4. Representations, Warranties and Covenants of the
Purchaser. The Purchaser represents and warrants to, and covenants with, the Company that the following are true and correct as of the date hereof and as of the Closing Date.

4.1 Authority. Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in Section 7.3 of this Agreement.

4.2 Investment Experience. Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company, including the SEC Reports, to reach an informed and knowledgeable decision to purchase the Common Stock. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so Purchaser is capable of evaluating the merits and risks of an investment in the Company and has the capacity to protect its own interests in connection with the purchase of the Common Stock.

4.3 Investment Intent. Without limiting its ability to resell the Common Stock pursuant to an effective registration statement, Purchaser represents that it is purchasing the Common Stock for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Purchaser understands that its acquisition of the Common Stock has not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent and the accuracy of Purchaser's representations as expressed herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchaser or otherwise acquire or take a pledge of) the Common Stock or any part thereof of except in compliance with the Securities Act and any applicable state securities laws, and the rules and regulations promulgated thereunder.

4.4 Registration or Exemption Requirements. Purchaser further acknowledges and understands that the Common Stock may not be resold or otherwise transferred except in a transaction registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration is available. Purchaser understands that the Share Certificate will be imprinted with a legend that prohibits the assignment of the Share Certificate unless (i) it is registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act and, if the Company shall so request in writing, an opinion of Ropes & Gray or other counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

4.5       No Legal, Tax or Investment Advice.    Purchaser
understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase of the Common Stock constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Common Stock.

4.6 Purchaser Review. Purchaser hereby represents and warrants that it has carefully examined the SEC Reports, including the Form 10-K and the financial statements contained therein and acknowledges that the Company has made available to it all documents and information that it has requested relating to the Company and has provided answers to all of its questions concerning the Company and the Common Stock. Nothing stated in the previous two sentences, however, shall be deemed to affect the representations and warranties of the Company contained in this Agreement.

Section 5. Conditions to Obligations of Purchaser at Closing Date. The obligation of the Purchaser to purchase the Common Stock is subject to the fulfillment on or prior to the Closing Date of the following conditions, any or all of which may be waived in writing at the option of the Purchaser:

5.1 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to such Closing Date, including the filing of the registration statement and the acceleration request, shall have been performed or complied with in all material respects.

5.2 No Order Pending. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

5.3 No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale, or requiring any consent or approval of any person which shall not have been obtained to issue the Share Certificate (except as otherwise provided in this Agreement).

5.4 Effectiveness of Registration Statement. The registration statement filed by the Company pursuant to Section
7.2 shall have become effective, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the SEC.

Section 6. Conditions to Obligations of Company. The Company's obligation to execute and deliver the Share Certificate at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any or all of which may be waived in writing at the option of the Company:

6.1 Representations and Warranties Correct. The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

6.2 Effectiveness of Registration Statement. The registration statement filed by the Company pursuant to Section
7.2 shall have become effective, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the SEC.

Section 7.  Registration of the Shares; Compliance with the
Securities Act.

7.1       Definitions.  For the purpose of this Section 7:

(a) the term "Registration Statement" shall mean any registration statement required to be filed by Section 7.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statement; and

(b) the term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c) the term "Registrable Shares" shall mean the shares of Common Stock issued pursuant to this Agreement.

7.2 Registration Procedures and Expenses. The Company shall as soon as possible after the date hereof:

(a) file with the SEC an S-3 registration statement under the Securities Act (providing for shelf registration of the Common
Stock under SEC Rule 415) on a form which is appropriate to register all of the Registrable Shares;

(b) use its best efforts, subject to receipt of necessary information from the Purchaser, to cause such Registration
Statement to become effective as promptly after filing as practicable;

(c) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until termination of such obligation as provided in Section 7.9 below;

(d) furnish to the Purchaser (and to each underwriter, if any, of such Common Stock) such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchaser;

(e) file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in which states of the United States as may be reasonably requested by the Purchaser provided, however, that the Company shall not be required in connection with this paragraph (e) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

(f)  advise the Purchaser promptly:

(i) of any request by the SEC for amendments to the Registration Statement or amendments to the prospectus or for additional information relating thereto:

(ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

(iii) of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Registration Statement, the prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the prospectus in order to make the statements therein not misleading;

(g) in connection with the filing of any document that is to be incorported by reference into the Registration Statement or the prospectus (after the initial filing) of the Registration
Statement):

(i) use its best efforts to provide copies of such document to the Purchaser prior to such filing and in any event no later than concurrently with such filing; and

(ii) make the Company's representative available for discussion of such document;

(h) use its best efforts to cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed; and

(i) bear all expenses in connection with the procedures in paragraphs (a) through (h) of this Section 7.2 and the registration of the Registrable Shares on such Registration Statement and the satisfaction of the blue sky laws of such states, including NASD fees, listing fees, printing expenses, accountant's fees, and the reasonable fees and expenses of legal counsel to the Purchaser in connection with the procedures in paragraph (a) through (h) of this Section 7.2 and other than underwriting discounts and selling commissions.

7.3            Indemnification.

(a) The Company agrees to indemnify and hold harmless Purchaser (and each of its officers, directors, partners or persons, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any losses, claims, damages or liabilities to which such Purchaser (and each of officers, directors, partners or persons, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case on the effective date thereof, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will, as incurred, reimburse such Purchaser (and each of its officers, directors, partners or persons, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement.

(b) The Purchaser agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, each officer of the Company who signs the Registration Statement and each director of the Company), from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities
Act or otherwise),insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in each case, on the effective date thereof, if, and to the extent,such untrue statement was made in reliance upon and inconformity with written information furnished by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, and such Purchaser will, as incurred, reimburse the Company (and each of its officers, directors or controlling persons) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

(c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall he entitled to retain its own counsel at the expense of such indemnifying person. The indemnifying party shall not settle an action without the consent of the indemnified party, which shall not be unreasonably withheld.

(d) If after proper notice of a claim or the commencement of an action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall defend itself at its own cost and expense until there is an adjudication at which point the indemnifying party shall then reimburse the indemnified party for its costs and expenses unless the indemnified party was found to have made an untrue statement which gives rise to or is the basis of losses, claims, damages or liabilities awarded in the adjudication.

(e) If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to above, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities.

7.4 Information Available. So long as any registration statement is effective covering the resale of the Registrable
Shares, the Company will furnish to Purchaser:

(a) as soon as possible after available (but in the case of the Company's Annual Report to Stockholders, within 150 days after the end of each fiscal year of the Company), one copy of its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a national firm of certified public accountants); (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K within 100 days after the end of each fiscal year of the Company, (iii) its quarterly report on Form 10Q, and (iv) a full copy of the registration statement covering the Common Stock (the foregoing, in each case, excluding exhibits); and

(b) upon the reasonable request of Purchaser, such other information that is generally available to the public.

7.5 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Common Stock to the public without registration, the Company agrees to use its best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

(b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(c) to furnish to Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing Purchaser to sell any such Common Stock without registration.

7.6 Temporary Cessation of Offers and Sales by Purchaser. The Purchaser acknowledges that there may occasionally be times when the Company may be required to suspend the use of the prospectus forming part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, until the prospectus is supplemented or amended to comply with the Securities Act, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Company agrees to file any necessary amendments, supplements and reports as soon as practicable under the circumstances. Purchaser hereby covenants that it will not sell any Common Stock pursuant to said prospectus during a period of not more than 30 days commencing at the time at which the Company gives the Purchaser notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser notice that the Purchaser may thereafter effect sales pursuant to said prospectus, as the same may have been supplemented or amended. The Company agrees to use all reasonable efforts to minimize the duration and frequency of such periods.

7.7 Prospectus Delivery. Purchaser hereby covenants with the Company to comply with the prospectus delivery requirements in connection with the resale of the Registrable Shares.

7.8 Termination of Obligations. The obligations of the Company pursuant to Sections 7.2, 7.4 and 7.5 hereof shall cease and terminate upon the earlier to occur of (i) such time as all of the Registrable Shares have been re-sold, or (ii) such time as all of the Registrable Shares may be re-sold pursuant to Rule 144(k).

Section 8.  Legal Fees and Expenses.  Except as provided in
Section 7.2 (i), each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby.

Section 9. Notices.   All notices, requests, consents and other
communications hereunder shall be in writing, shall be telecopied or mailed by first class registered or certified airmail (return receipt requested), postage prepaid, and shall be deemed given when so telecopied or, if mailed, when received:

(a) if to the Company, to

Cypros Pharmaceutical Corporation
2714 Loker Avenue West
Carlsbad, CA 92008
Attn: Chief Financial Officer
Telecopier No.: 619/929-8038

or to such other person at such other place as the Company shall designate to the Purchaser in writing;

(b) if to the Purchaser, to

President and Fellows of Harvard College
c/o Harvard Management Company, Inc.
600 Atlantic Avenue
Boston, Massachusetts 02210
Attn:  Mr. Phillip T. Gross
Telecopier No.: 617/523-1283

or at such other address or addresses as may have been furnished to the Company in writing; or

(c) if to any transferee or transferees of the Purchaser, at such address or addresses as shall have been furnished to the Company at the time of the transfer or transfers, or at such other address or addresses as may have been furnished by such transferee or transferees to the Company in writing.

Section 10.  Miscellaneous.

10.1 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement or any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

10.2 Amendments. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and by Purchaser.

10.3 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

10.4 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

10.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

10.7 Publicity. Neither party shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the other party, except as may be required by applicable law or regulation.

10.8 Survival. The representations and warranties in this Agreement shall survive Closing.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives the day and year first above written.

CYPROS PHARMACEUTICAL
CORPORATION
(Signature)
By  David W. Nassif
Its Chief Financial Officer

PRESIDENT AND FELLOWS OF HARVARD COLLEGE
By HARVARD MANAGEMENT COMPANY, INC.
(Signature)
By  Jack R. Meyer
Its President